EXHIBIT 10.1

EXECUTION COPY

AMENDMENT NO. 2 TO

TRANSFER AND ADMINISTRATION AGREEMENT

THIS AMENDMENT NO. 2 TO TRANSFER AND ADMINISTRATION AGREEMENT (this "Amendment"), dated as of May 19, 2009, is by and among Thoroughbred Funding, Inc ., a Virginia corporation (the " SPV "), Norfolk Southern Railway Company , a Virginia corporation, as originator (in such capacity, the "Originator"), and as servicer (in such capacity, the "Servicer"), the "Conduit Investors" party hereto, the "Committed Investors" party hereto and JPMorgan Chase Bank, N.A .. , a national banking association, as the administrative agent for the Investors (in such capacity, the "Administrative Agent").   Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Transfer and Administration Agreement (defined below).

WHEREAS , the SPV, the Originator, NSC, the Conduit Investors, the Committed Investors, the Managing Agents and the Administrative Agent are parties to that certain Transfer and Administration Agreement dated as of November 8, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Transfer and Administration Agreement");

WHEREAS , the SPV desires to sell to the Originator, and the Originator desires to purchase from the SPV, all GM Receivables (as defined herein) outstanding as of the Effective Date (as defined herein), together with the Related Security with respect thereto (collectively, the "GM Receivables Assets");

WHEREAS , the Administrative Agent, the Managing Agents and the Investors have agreed to consent to such sale to release their interests in the GM Receivables Assets on the terms and conditions set forth herein;

WHEREAS , the parties have also agreed to amend the Transfer and Administration Agreement as set forth below to exclude the GM Receivables from the definition of "Receivable", with the result that the GM Receivables will be excluded from all purchases under the Transaction Documents from and after the Effective Date;

NOW , THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                    Amendments.   Effective as of the Effective Date and subject to the execution of this Amendment by the parties hereto and the satisfaction of the conditions precedent set forth in Section 2 below, the Transfer and Administration Agreement is hereby amended as follows:

1.1.              The definition of "Receivable" set forth in Section 1.1 of the Transfer and Administration Agreement is hereby amended by adding the following sentence at the end thereof:

"Notwithstanding the foregoing, except as otherwise expressly provided herein, the term "Receivable" shall not include any GM Receivable."

1.2.              Section 1.1 of the Transfer and Administration Agreement is hereby amended by adding the following new defined term in the appropriate alphabetical order:

"GM Receivable" means any Receivable the obligor of which is General Motors Corp. or any subsidiary thereof.   For purposes of this definition, the last sentence in the definition of the term "Receivable" will be disregarded.

Section 2.                    Release and Repurchase of Outstanding GM Receivables.

2.1.              On the terms and conditions hereinafter set forth and effective as of the Effective Date, the Originator agrees to purchase from the SPV, and the SPV, in its sole discretion and without reliance upon the Originator, agrees to sell to the Originator, all right, title and interest of the SPV in and to the GM Receivable Assets.

2.2.              The purchase price (the "Purchase Price") for the GM Receivable Assets shall be equal to the aggregate Unpaid Balances of the GM Receivables as of the Effective Date.   On the Effective Date, the principal balance of the Intercompany Line of Credit will be reduced by the amount of the Purchase Price.   Upon such reduction, the Purchase Price will be deemed to have been paid in full.

2.3.              On the terms and subject to the conditions hereinafter set forth and effective as of the Effective Date, each of the Administrative Agent, each Managing Agent and each Investor, hereby (i) consents to the sale of the GM Receivable Assets to the Originator in accordance with this Amendment and (ii) releases all of its interest in and to the GM Receivable Assets granted to it under the Transfer and Administration Agreement.

2.4.              The purchase and sale of the GM Receivable Assets shall be without recourse to, or representation or warranty of any kind by, any of the SPV, the Administrative Agent, the Managing Agents or the Investors.

Section 3.                    Conditions Precedent.   This Amendment shall become effective as of the date hereof (the "Effective Date") upon the Administrative Agent's receipt of (i) this Amendment duly executed by the parties hereto and (ii) a letter from Skadden, Arps, Slate, Meagher & Flom LLP addressed to the Managing Agents reaffirming the opinion letters delivered by them on the Closing Date relating to true sale and substantive consolidation matters, in form and substance satisfactory to the Managing Agents.

Section 4.                    Representations and Warranties ..   Each of the SPV and the Originator hereby represents and warrants that:

4.1.              This Amendment, the Transfer and Administration Agreement and the Sale Agreement, as amended hereby, constitute legal, valid and binding obligations of such parties and are enforceable against such parties in accordance with their terms.

4.2.              Upon the effectiveness of this Amendment and after giving effect hereto, the covenants, representations and warranties of each such party, respectively, set forth in Articles IV and VI of the Transfer and Administration Agreement, as applicable, and as amended hereby, are true and correct in all material respects as of the date hereof.

4.3.              The SPV hereby represents and warrants that, upon the effectiveness of this Amendment, no event or circumstance has occurred and is continuing which constitutes a Termination Event or a Potential Termination Event.

Section 5.                    Reference to and Effect on the Transfer and Administration Agreement.

5.1.              Upon the effectiveness of this Amendment hereof, on and after the date hereof, each reference in the Transfer and Administration Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Transfer and Administration Agreement and its amendments, as amended hereby.

5.2.              The Transfer and Administration Agreement, as amended hereby, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

5.3.              Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Conduit Investors, the Committed Investors, the Managing Agents or the Administrative Agent, nor constitute a waiver of any provision of the Transfer and Administration Agreement, any Transaction Document or any other documents, instruments and agreements executed and/or delivered in connection therewith.

Section 6.                    Further Assurances ..   The parties hereto agree, at the request and the expense of the Originator, to take all actions necessary to vest legal and equitable title to the GM Receivable Assets irrevocably in the Originator, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Originator's ownership interest in the GM Receivable Assets and such other action to perfect, protect or more fully evidence the ownership interest of the Originator as the Originator may reasonably request; provided that all such financing statements, instruments and other documents are in form and substance reasonably acceptable to the Managing Agents.

Section 7.                    Governing Law ..   THIS Amendment and the obligations hereunder, shall in all RESPECTS, including matters of construction, validity and performance, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 8.                    Headings ..   Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 9.                    Counterparts; Facsimile Signatures ..   This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment.   Delivery by facsimile of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.

In Witness Whereof , the parties hereto have executed and delivered this Amendment as of the date first written above.

THOROUGHBRED FUNDING, INC. ,

as SPV

By:             /s/ Marta R. Stewart

Name:         Marta R. Stewart

Title:            Chairman and President

NORFOLK SOUTHERN RAILWAY COMPANY ,

as Originator and as Servicer

By:             /s/ Marta R. Stewart

Name:         Marta R. Stewart

Title:            Vice President and Treasurer

JPMORGAN CHASE BANK, N.A. ,

as Administrative Agent, a Managing Agent and

a Committed Investor

By:             /s/ John M. Kuhns

Name:         John M. Kuhns

Title:            Executive Director

CHARIOT FUNDING LLC ,

as a Conduit Investor

By: JPMorgan Chase Bank, N.A.,

      its Attorney-in-Fact

By:             /s/ John M. Kuhns

Name:         John M. Kuhns

Title:            Executive Director

BANK OF AMERICA, NATIONAL ASSOCIATION ,

as a Managing Agent and as Committed Investor

By:             /s/ Brad Haig

Name:         Brad Haig

Title:            Principal

YC SUSI TRUST ,

as Conduit Investor

By: Bank of America, National Association,

      as Administrative Trustee

By:              /s/ Brad Haig

Name:         Brad Haig

Title:            Principal